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                                   EXHIBIT 2

                                POWER OF ATTORNEY


     Exhibit 2, Power of Attorney from Owen Randall Rissman to Robert Dunn Glick, and Power of Attorney from Roger Shiffman to Robert Dunn Glick, each dated October 23, 2000, to Schedule 13G, jointly filed with the Securities and Exchange Commission on October 25, 2000 by DI Partnership, Owen Randall Rissman, Roger Shiffman, Owen Randall Rissman 1997 Family Trust and January Associates with respect to the Common Stock, No Par Value, of Dreams, Inc., is hereby incorporated by reference into this Amendment No. 1 to the Schedule 13G.